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                                                                      EXHIBIT 11

                   MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
                                  (Unaudited)


Note: Earnings per share are presented in accordance with Regulation S-K Item 601 (b) and FAS No. 128.


                                                                                Three Months Ended
                                                        ------------------------------------------------------------
                                                                  March 31, 2001                   April 1, 2000
                                                        ----------------------------         -----------------------


Net earnings                                                 $                27,206                          33,997
                                                        ============================         =======================

Weighted-average common and dilutive potential common shares outstanding:

      Weighted-average common shares outstanding                              52,361                          55,611

      Add weighted-average dilutive potential common
        shares - options to purchase common shares,
         net                                                                     609                             486
                                                        ----------------------------         -----------------------

Weighted-average common and dilutive potential
    common shares outstanding                                                 52,970                          56,097


Basic earnings per share                                     $                  0.52                            0.61
                                                        ============================         =======================

Diluted earnings per share                                   $                  0.51                            0.61
                                                        ============================         =======================
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